                                                                     Exhibit 5.8



                          [RUSSELL MCVEAGH LETTERHEAD]






5 March 2004



Burns Philp (New Zealand) Limited
54 Ponsonby Road
Ponsonby
AUCKLAND

New Zealand Food Industries Limited
54 Ponsonby Road
Ponsonby
AUCKLAND

BURNS PHILP (NEW ZEALAND) LIMITED AND NEW ZEALAND FOOD INDUSTRIES LIMITED, AS GUARANTORS OF BURNS PHILP CAPITAL PTY LIMITED US$400 MILLION SENIOR SUBORDINATED NOTES DUE 2012

1.    INTRODUCTION

1.1   This opinion is issued in connection with:

      (a) the guarantee of US$400 million in aggregate principal amount of Senior Subordinated Notes due 2012 (the "GUARANTY") by Burns Philp (New Zealand) Limited and New Zealand Food Industries Limited (together the "COMPANIES"), pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated 21 June 2002 among the Issuer, the guarantors named therein (the "GUARANTORS") and Bank of New York, as trustee;

      (b) the filing of an exchange registration statement on form F-4 (file number 333-98141) ("REGISTRATION STATEMENT") with the U.S. Securities and Exchange Commission ("SEC") in respect of certain Exchange Notes ("NOTES") issued pursuant to the Indenture; and

      (c) the prospectus ("PROSPECTUS") issued in respect of those Notes being registered under the U.S. Securities Act 1933, as amended, as contained in the Registration Statement.

1.2 Expressions defined in the Indenture have the same meanings in this opinion.

1.3 We have taken instructions solely from Dewey Ballantine LLP and we have assumed that those instructions reflect the instructions given by the Companies.

                                                            RUSSELL MCVEAGH    2

2.    JURISDICTION

2.1 This opinion relates only to the laws of New Zealand in force and effective as at the date of this opinion and is given on the basis that it will be construed in accordance with those laws. We have made no investigation of, and express no opinion as to, the laws of any other jurisdiction.

3.    DOCUMENTATION

3.1   For the purposes of giving this opinion, we have examined the following:

      (a)   A copy of an executed copy of the Indenture.

      (b)   Two certificates each dated 5 March 2004 ("DIRECTOR'S
            CERTIFICATES"), one given by a director of each Company.

      (c)   The public records:

            (i) on file at the office of the Registrar of Companies at Auckland, carried out on 5 March 2004; and

            (ii) of the Registrar of the High Court at Auckland (being the office of the Court at which a statement of claim for the liquidation of the Company should be filed under the High Court Rules), carried out on 5 March 2004.

      (d) Copies, each certified as true and correct by Allen Hugli, of two powers of attorney each dated 14 June 2002 ("POWERS OF Attorney"), one given by each Company to the persons named therein for the purposes specified therein.

      (e) Two certificates of non-revocation, one relating to each of the two Powers of Attorney, each dated 21 June 2002.

      (f) The originals or copies, certified or otherwise identified to our satisfaction, of such certificates and other documents as we have deemed necessary or appropriate to enable us to render our opinion.

4.    ASSUMPTIONS


4.1   We have made the following assumptions:

      (a)   All signatures on the Indenture are genuine.

      (b)   All documents provided to us are:

            (i)   if originals, authentic and in full force and effect; and

            (ii) if copies, true copies of original documents, that are in full force and effect.

      (c) All facts provided to us by or on behalf of any person, including those set out in any document or certificate, are correct.

                                                            RUSSELL MCVEAGH    3

      (d) The records of the Registrar of Companies and the Registrar of the High Court referred to in paragraph 3.1(c) are complete, accurate and up to date.

5.    OPINION

5.1   In our opinion:

      (a)   The Companies are registered under the Companies Act 1993.

      (b)   The Companies have:

            (i) corporate power to enter into and perform their obligations under the Indenture and to undertake all matters required to be undertaken by them under, in respect of, and for the purposes of implementing, the transactions contemplated by that Indenture; and

            (ii) taken all necessary corporate action to authorise the entry into, and execution of, the Indenture and the performance of its obligations thereunder and the undertaking by them of all matters required to be undertaken by them under, or in respect of, the transactions contemplated by that Indenture.

      (c) The Indenture has been executed by the Companies in accordance with the Companies Act 1993.

      (d) The execution and delivery of the Indenture by the Companies and the performance by the Companies of their obligations expressed to be assumed by them thereunder does not violate any law of New Zealand by which the Companies are bound or any provision of their constitutions.

6.    BENEFIT

6.1 This opinion is strictly limited to the matters stated herein and does not apply by implication to any other matter or matters.

6.2 Dewey Ballantine LLP may rely on our opinion with respect to matters of New Zealand law which are contained in this opinion for the purposes of its opinion filed as an exhibit to the Registration Statement, as if this opinion had been addressed to it.

6.3 We hereby consent to the filing of this opinion as Exhibit 5.8 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included within the category of persons whose

                                                            RUSSELL MCVEAGH    4

      consent is required under Section 7 of the U.S. Securities Act, or the rules and regulations of the SEC promulgated thereunder.


Yours faithfully

RUSSELL MCVEAGH

/s/ Russell McVeagh

LAURIE MAYNE / JONATHAN LAGAN
Partner / Solicitor